Form Of

October 26, 2010

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO 64105

Attn: Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Municipal Income Fund, Inc. (the “Fund”), as a party to the Agency Agreement by and among each of the funds within the Lord Abbett Family of Funds and DST Systems, Inc. dated April 30, 2010 (the “Agreement”), hereby requests an amendment to the Schedule A of Agreement.

This letter is to notify DST Systems, Inc. that on July 21, 2010, the Fund’s Board executed Articles Supplementary to the Articles of Incorporation establishing a new series of the Fund – Lord Abbett AMT Free Municipal Bond Fund (the “Series”). It is the Fund’s desire to have DST Systems render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Series under the terms of the Agreement; therefore, the Fund requests that DST Systems, Inc. agree, in writing, to provide such services to the Series thereby making the Series a Series under the terms of the Agreement. Attached is the revised Schedule A, amended to reflect the addition of the new series.

It is currently anticipated that the registration statement for the Series will become effective on October 26, 2010. Accordingly, we appreciate your prompt attention to this matter. Please indicate DST Systems, Inc.’s acceptance by signing below.

Lord Abbett Municipal Income Fund, Inc.

By:
Lawrence H. Kaplan
Vice President and Secretary

Accepted:

Group Vice President– Full Service
DST Systems, Inc.

Enclosures

SCHEDULE A (amended as of October 26, 2010)1

List of Funds

This Schedule A, as may be amended from time to time, is incorporated into that certain Agency Agreement dated April 30, 2010 by and between DST Systems, Inc. and Lord Abbett Family of Funds. Capitalized terms used herein but not defined herein in this Schedule A have the meanings given to such terms in the Agreement.

The following table is the list of the Funds within the Lord Abbett Family of Funds. Registrants are listed in bold font and each Registrant’s Series, if any, are listed in italics immediately below the Registrant.

LORD ABBETT AFFILIATED FUND, INC.

LORD ABBETT BLEND TRUST

Lord Abbett Small-Cap Blend Fund

LORD ABBETT BOND-DEBENTURE FUND, INC.

LORD ABBETT DEVELOPING GROWTH FUND, INC.

LORD ABBETT GLOBAL FUND, INC.

Lord Abbett Global Allocation Fund

Lord Abbett Developing Local Markets Fund

LORD ABBETT INVESTMENT TRUST

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

Lord Abbett Floating Rate Fund

Lord Abbett High Yield Fund

Lord Abbett Income Fund

Lord Abbett Short Duration Income Fund

Lord Abbett Total Return Fund

Lord Abbett Balanced Strategy Fund

Lord Abbett Diversified Income Strategy Fund

Lord Abbett Growth & Income Strategy Fund

Lord Abbett Diversified Equity Strategy Fund

LORD ABBETT MID-CAP VALUE FUND, INC.

LORD ABBETT MUNICIPAL INCOME FUND, INC.

Lord Abbett AMT Free Municipal Bond Fund

Lord Abbett California Tax-Free Income Fund

Lord Abbett Connecticut Tax-Free Income Fund

Lord Abbett Hawaii Tax-Free Income Fund

Lord Abbett Missouri Tax-Free Income Fund

1            As amended on October 26, 2010 to reflect the addition of Lord Abbett Municipal Income Fund, Inc. – Lord Abbett AMT Free Municipal Bond Fund.

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

LORD ABBETT MUNICIPAL INCOME TRUST

Georgia Series

Lord Abbett High Yield Municipal Bond Fund

Lord Abbett Intermediate Tax-Free Fund

Pennsylvania Series

Lord Abbett Short Duration Tax Free Fund

LORD ABBETT RESEARCH FUND, INC.

Lord Abbett Capital Structure Fund

Lord Abbett Classic Stock Fund

Lord Abbett Growth Opportunities Fund

Small-Cap Value Series

LORD ABBETT SECURITIES TRUST

Lord Abbett Alpha Strategy Fund

Lord Abbett Fundamental Equity Fund

Lord Abbett International Core Equity Fund

Lord Abbett International Dividend Income Fund

Lord Abbett International Opportunities Fund

Lord Abbett Large-Cap Value Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Micro-Cap Value Fund

Lord Abbett Value Opportunities Fund

LORD ABBETT SERIES FUND, INC.

Bond-Debenture Portfolio

Capital Structure Portfolio

Classic Stock Portfolio

Developing Growth Portfolio

Fundamental Equity Portfolio

Growth and Income Portfolio

Growth Opportunities Portfolio

International Core Equity Portfolio

International Opportunities Portfolio

Mid-Cap Value Portfolio

Total Return Portfolio

Value Opportunities Portfolio

LORD ABBETT STOCK APPRECIATION FUND

LORD ABBETT U.S. GOVERNMENT & GOVERNMENT SPONSORED ENTERPRISES MONEY MARKET FUND, INC.